As Filed with the Securities and Exchange Commission on
December 10, 1997                           Registration No. 333-
=================================================================

                                         SECURITIES AND EXCHANGE COMMISSION
                                             Washington, D.C.  20549
                                         -----------------------------------
                                                  FORM S-8/S-3
                                            REGISTRATION STATEMENT
                                         under the Securities Act of 1933
                                         -----------------------------------
                                             NATIONAL R.V. HOLDINGS, INC.
        (Exact name of registrant as specified in its charter)

            Delaware                           13-3584552
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No.)

                        3411 N. Perris Boulevard
                        Perris, California 92571
                            (909) 943-6007
  (Address including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                        1993 STOCK OPTION PLAN
                           1993 OPTION PLAN
                        1995 STOCK OPTION PLAN
                        1996 STOCK OPTION PLAN
                        1997 STOCK OPTION PLAN
                  INDIVIDUAL OFFICERS' AND DIRECTORS'
                        STOCK OPTION AGREEMENTS
                       (Full Title of the Plans)

             ---------------------------------------------------
                             Wayne M. Mertes
                 President and Principal Executive Officer
                        3411 N. Perris Boulevard
                        Perris, California 92571
                             (909) 943-6007
       (Name, address, including zip code, and telephone number
                including area code, of agent for service)

            -----------------------------------------------------

                        Copies of Communications to:
                           Stephen M. Davis, Esq.
                            Werbel & Carnelutti,
                         A Professional Corporation
                             711 Fifth Avenue
                          New York, New York 10022
                               (212) 832-8300

                 CALCULATION OF REGISTRATION FEES

                         Proposed   Proposed
Title of                 Maximum    Maximum     Amount
Securities  Amount to    Offering   Aggregate   of
to be       be           Price Per  Offering    Registration
Registered  Registered   Unit (2)   Price (2)   Fee
-----------------------------------------------------------------
Common      1,857,750    $30.00     $55,732,500  $16,889
Stock       shares
($.01 par
value per
share)

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the Registrant's 1993 Stock Option Plan (204,000 shares), 1993 Option Plan (204,000 shares), 1995 Stock Option Plan (113,250 shares), 1996 Stock Option Plan (450,000 shares) and 1997 Stock Option Plan (600,000 shares) and under certain stock option agreements entered into by the Registrant and certain of its executive officers and directors (286,500), which issuances have not previously been registered under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities
Act of 1933.

EXPLANATORY NOTE


             This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Registrant of shares of Common Stock of the Registrant, issued upon exercise of options granted pursuant to the Registrant's 1993 Stock Option Plan, 1993 Option Plan, 1995 Stock
Option Plan, 1996 Stock Option Plan and 1997 Stock Option Plan and pursuant to certain stock option agreements entered into by the Registrant and certain of its executive officers and directors. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I is not being filed with the Securities and Exchange Commission. The second part contains information required in the Registration Statement pursuant to
Part II of Form S-8.

                                                  NATIONAL R.V. HOLDINGS, INC.
                                                      CROSS-REFERENCE SHEET

               Showing the Location in the Prospectus of the Information Required by the Items of Part I of
               Form S-3

Item                                Location in Prospectus

1.  Forepart of the Registration
    Statement and Outside Front     Facing Page, Outside Front
    Cover Page of Prospectus        Cover Page

2.  Inside Front and Outside
    Back Cover Pages of
    Prospectus                      Inside Front Cover Page

3.  Summary Information,
    Risk Factors and Ratio
    of Earnings to Fixed            Outside Front Cover Page; The
    Charges                         Company; Risk Factors

4.  Use of Proceeds                 Use of Proceeds

5.  Determination of                Outside Front Cover Page;
    Offering Price                  Plan of Distribution

6.  Dilution                        Not Applicable

7.  Selling Security Holders        Selling Stockholders

8.  Plan of Distribution            Outside Front Cover Page;
                                    Plan of Distribution

9.  Description of Securities       Information Incorporated by
    to be Registered                Reference; Description of
                                    Capital Stock

10. Interests of Named Experts
    and Counsel                     Not Applicable

11. Material Changes                Not Applicable

12. Incorporation of Certain        Incorporation of Certain
    Information by Reference        Documents by Reference

13. Disclosure of Commission
    Position on Indemnification
    for Securities Act Liabilities  Not Applicable

                       PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual
Information.

             The document(s) containing the information specified in this
Part I will be sent or given to participants in the National R.V.
Holdings, Inc. 1993 Stock Option Plan, 1993 Option Plan, 1995
Stock Option Plan, 1996 Stock Option Plan and 1997 Stock Option
Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration
Statement.

          SUBJECT TO COMPLETION, DATED DECEMBER 10, 1997
Prospectus
                       1,342,625 Shares

                 NATIONAL R.V. HOLDINGS, INC.

                         Common Stock
                      ($.01 Par Value)

             The shares offered hereby (the "Shares") consist of 1,342,625 shares of common stock, par value $.01 per share (the "Common Stock") of National R.V. Holdings, Inc., a Delaware corporation (the "Company"). The Shares have been or may be acquired by certain executive officers and directors of the Company and others who may be deemed to be affiliates of the Company identified herein (the "Selling Stockholders") pursuant to certain stock options granted to such persons by the Company. See "Selling Stockholders" and "Plan of Distribution." The Company will not receive any part of the proceeds from the sales of the shares. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

             The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the National Association of Securities
Dealers Automated Quotation (NASDAQ) System at the market price then prevailing or at prices related to prevailing prices, although sales may also be made in negotiated transactions at negotiated prices or otherwise. See "Selling Stockholders" and "Plan of Distribution."

             The Companys Common Stock is traded and quoted on the NASDAQ National Market System under the symbol NRVH. On December
8, 1997, the closing sale price of the Common Stock was $30.00 per share.

THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
DEGREE OF RISK.  SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is            , 1997.

                           No dealer, salesperson or other person has been
authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contained herein and, if given or made, such information must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                 AVAILABLE INFORMATION

                           A registration statement on Form S-8/S-3 in respect
of the Shares offered by this Prospectus (the "Registration
Statement") has been filed with the Securities and Exchange
Commission (the "Commission"), 450 Fifth Street, N.W.,
Washington, D.C. 20549, under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information contained in such Registration Statement, certain portions of which have been omitted herefrom pursuant to the rules and regulations of the Commission. The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary
Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, New
York, New York 10007; and Suite 1400, Northwestern Atrium Center,
500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549, at prescribed rates.

                           The Companys securities are quoted on the NASDAQ
system. Reports and other information about the Registrant may be inspected at the offices maintained by the National
Association of Securities Dealers, Inc., NASDAQ Reports Section, at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                           The following documents or portions of documents
filed by the Company with the Commission are incorporated by reference in this Prospectus:

(a) The Companys Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

(b) The Companys Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September
     30, 1997;

(c) The Company Proxy Statement dated April 25, 1997 relating to its 1997 Annual Meeting of Stockholders; and

(d) All other reports pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Companys fiscal period ended December 31, 1996.

                           Each document filed subsequent to the date of the
Prospectus by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                           Any statement contained in a document, all or a
portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           The Company hereby undertakes to provide without
charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to: Investor Relations, National R.V. Holdings, Inc., 3411 N. Perris Blvd. Perris,
California 92571, telephone number: (909) 943-6007.

THE COMPANY

                           National R.V. Holdings, Inc. is one of the nation's
leading manufacturers of Class A motorhomes. Through its wholly-owned subsidiary, National R.V., Inc. ("National RV"), the
Company designs, manufactures and markets Class A motorhomes and fifth-wheel travel trailers under brand names including Dolphin, Sea Breeze and Tropi-Cal. Through its wholly-owned subsidiary acquired in November 1996, Country Coach, Inc. ("Country Coach"), the Company designs, manufactures and markets high-end (Highline)
Class A motorhomes and bus conversions under brand names including Concept, Affinity, Magna, Intrigue and Allure. Country
Coach is the fourth largest manufacturer of Highline motorhomes in the United States with a 11.2% share of the Highline segment of the Class A motorhome market. The Company, which began manufacturing recreational vehicles ("Rvs") in 1964, sells its motorhomes through a network of independent dealers located in the United States, Canada and Europe. The Company is the fifth largest manufacturer of Class A motorhomes in the United States with a 7.7% market share.


                           Motorhomes are self-powered RVs built on a motor
vehicle chassis. The interior typically includes a driver's area and kitchen, bathroom, dining and sleeping areas. Motorhomes are self-contained, with their own power generation, heating, cooking, refrigeration, sewage holding and water storage facilities, so that they can be lived in without being attached to utilities. Fifth-wheel travel trailers, similar to motorhomes in features and use, are constructed with a raised forward section that attaches to the bed of a pick-up truck.

                           RVs are purchased for a variety of purposes,
including camping, visiting family and friends, sightseeing, vacationing and enjoying outdoor activities and sporting events. According to a University of Michigan study, approximately 8.2 million households (or 9.6% of all households) in the United States owned
RVs in 1993, up from 7.7 million households in 1988 and 5.8 million households in 1980. Ownership of RVs reaches its highest level among those Americans aged 55 to 64, with 16.0% of households in this category owning RVs. The number of Americans in this group, which constitutes the Company's primary target market, is projected to grow 38.7% from 1996 to 2005 as compared to 7.8% for the overall population.

                           National R.V. Holdings, Inc. was incorporated in
Delaware in August 1988 and has its headquarters at 3411 N.
Perris Boulevard, Perris, California 92571. Its telephone number is (909) 943-6007. National R.V., was incorporated in California in January 1970. National RV's predecessor was organized in 1964. Country Coach was incorporated in Oregon in July 1974. As used in this Prospectus, the term "Company" refers to National
R.V. Holdings, Inc., National RV and Country Coach, unless the context otherwise requires.

RISK FACTORS

             The following information, in addition to the other information contained in this Prospectus, should be considered carefully by prospective purchasers of the Common Stock in evaluating the Company, its business and an investment in the shares of Common Stock offered hereby.

                           Cyclical Nature of the RV Industry, Seasonality and
Potential Fluctuations in Operating Results. The RV industry has been characterized by cycles of growth and contraction in consumer demand, reflecting prevailing economic conditions which affect disposable income for leisure-time activities. Concerns about the availability and price of gasoline, decreases in consumer confidence, increases in interest rates and reductions in available financing have had, and may in the future have, an adverse impact on RV sales. In addition, because of the relatively high selling price of the Company's Highline motorhomes, a small variation in the number of motorhomes sold in any quarter could have a significant effect on sales and operating results for that quarter. Seasonal factors, over which the Company has no control, also have an effect on the demand for the Company's products. Demand in the RV industry declines over the winter season, while sales are generally highest during the spring and summer months.

                           Integration of Acquired Businesses; Management of
Growth. One of the Company's objectives is to acquire businesses in the RV industry or related areas. Successfully accomplishing this goal depends upon a number of factors, including the Company's ability to find suitable acquisition candidates, negotiate acquisitions on acceptable terms, retain key personnel of the acquired entities, hire and train other competent managers, and effectively and profitably integrate the operations of the acquired businesses into the Companys existing operations. The process of integrating acquired businesses, including Country Coach, may require a significant amount of resources and management attention which will temporarily detract attention from the day-to-day business of the Company. The
Company's ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems and controls, and to attract, retain, motivate and manage employees effectively. The failure of the Company to manage growth in its business effectively could have a material adverse effect on the financial condition and results of operations of the Company.

                           Expansion of Manufacturing Facilities.  In 1997, the
Company's National RV subsidiary expanded its current production capacity of 200,000 square feet through the construction of a 154,000 square foot manufacturing facility on its property in Perris, California. In addition, the Company's Country Coach subsidiary recently expanded its Junction City, Oregon location.
There can be no assurance that such facilities or future additional facilities will be able to meet the manufacturing needs of the Company or that the Company will be able to attract and retain qualified technical, supervisory and manufacturing personnel required in order to operate such facility in an effective and efficient manner.

                           Dependence on Key Personnel.  The Company's growth
and continued success depend to a substantial degree on Wayne M.
Mertes, a founder of National RV and President, Chief Executive
Officer and a director of the Company, Robert B. Lee, a founder and Chief Executive Officer of Country Coach and a director of the Company and other key personnel. The Company has employment agreements which expire in October 1998 and November 1999 with Mr. Mertes and Mr. Lee, respectively. In addition, the Company has obtained key-man insurance on the life of Mr. Mertes and Mr.
Lee in the amounts of $2.0 and $3.0 million, respectively. The loss to the Company of the services of Mr. Mertes, Mr. Lee or any of its other key personnel could have a material adverse effect on the business of the Company.

                           Dependence on Certain Dealers; Concentration of
Dealers in Certain Regions. Although no one dealer accounted for more than 10% of the Company's net sales during the first nine months of 1997, the Company's top ten dealers accounted for approximately 38% of the Company's sales during the nine months ended September 30, 1997. The loss by the Company of one or more of these dealers could have a material adverse effect on the Company's financial condition and results of operations. In addition, as is typical in the RV industry, a significant portion of the Company's sales are from dealers located in states in the western part of the United States. Consequently, the Company's sales could be materially adversely affected by a general downturn in economic conditions or other material events in such region.

                           Dependence on Chassis Suppliers.  One of the
principal components used in the manufacture of motorhomes and bus conversions is the chassis and bus shell, respectively, which include the engine, drive train and other operating components. Although Country Coach manufactures chassis used in certain of its products, the Company obtains the required chassis for most of its Class A motorhomes from a limited number of manufacturers and the required bus shells from Prevost Corporation. Prevost is the only manufacturer of bus shells used in the Company's bus conversions and there is only one other manufacturer of bus shells in North America. As is standard in the industry, arrangements with such suppliers permit them to terminate their relationship with the Company at any time. Lead times for the delivery of chassis frequently exceed five weeks, and the RV industry as a whole has from time to time experienced temporary shortages of chassis. If any of the Company's suppliers were to discontinue the manufacture of chassis utilized by the Company in the manufacture of its Class A motorhomes, materially reduce their availability to the RV industry in general or limit or terminate their availability to the Company in particular, the business and financial condition of the Company could be materially and adversely affected.

                           Potential Liabilities Under Repurchase Agreements.
As is common in the industry, the Company enters into repurchase agreements with the financing institutions used by its dealers to finance their purchases. These agreements obligate the Company to purchase a dealer's inventory under certain circumstances in the event of a default by the dealer to its lender. The risk of loss, however, is spread over many dealers and is further reduced by the resale value of the RVs that the Company would be required to repurchase. Although losses under these agreements have not been significant in the past, if the Company were obligated to repurchase a significant number of RVs in the future, it could result in losses and a reduction in new RV sales. The Company's contingent obligations under repurchase agreements vary from period to period and totalled approximately $54 million as of September 30, 1997.

                           Competition.  The Company competes with numerous
manufacturers, many of which have multiple product lines of RVs, are larger and have substantially greater financial and other resources than the Company. According to an industry source, the two largest motorhome manufacturers had sales aggregating 44.3% and 45.8% of total industry-wide retail unit sales of Class A motorhomes for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. In addition, sales of used RVs provide competition to RV manufacturers.

                           Government Regulation.  The Company is subject to the
provisions of the National Traffic and Motor Vehicle Safety Act
(the "Motor Vehicle Act") and the safety standards for RVs and components which have been promulgated thereunder by the Department of Transportation. The Motor Vehicle Act authorizes the National Highway Traffic Safety Administration ("NHTSA") to require a manufacturer to recall and repair vehicles which contain certain hazards or defects. The Company has from time to time instituted voluntary recalls of certain motorhome units, none of which had a material adverse effect on the Company. The
Company is also subject to numerous state consumer protection laws and regulations relating to the operation of motor vehicles, including so-called "Lemon Laws."

                           The Company's manufacturing operations are subject
to a variety of federal and state environmental regulations relating to the use, generation, storage, treatment, emissions, and disposal of hazardous material sand wastes and noise pollution.
Such laws and regulations are becoming more stringent, and it is likely that future amendments to these environmental statutes and additional regulations promulgated thereunder will be applicable to the Company, its manufacturing operations and its products in the future. The failure of the Company to comply with present or future regulations could result in fines being imposed on the Company, potential civil and criminal liability, suspension of production or operations, alterations to the manufacturing process or costly cleanup or capital expenditures.

                           Product Liability.  The Company maintains product
liability insurance with coverage in amounts which management believes is reasonable. To date, the Company has been successful in obtaining product liability insurance on terms the Company considers acceptable. The Company's current policy provides coverage against claims based on occurrences within the policy periods up to a maximum of $11 million. Given the nature of the Company's business, product liability in excess of the Company's insurance coverage, if incurred, could have a material adverse effect on the Company.

                           Control by Affiliates.  As of November 15, 1997,
affiliates of Siegler, Collery & Co., a New York-based investment firm ("Siegler Collery"), beneficially owned approximately 22.3% of the outstanding shares of Common Stock. Gary N. Siegler, Chairman of the Board and a director of the Company, controls each of these affiliates. In addition, as of November 15, 1997, the executive officers and directors of the Company as a group beneficially own approximately 35.3% of the outstanding shares of Common Stock. As a result of such ownership, Mr. Siegler, individually, and the executive officers and directors, as a group, have the ability to exert significant influence on the Company's policies, the election of directors and the authorization of certain transactions that require stockholder approval.

                           Antitakeover Provisions.  Certain provisions of the
Company's Certificate of Incorporation, as well as Delaware corporate law and the Company's Stockholder Rights Plan (the
"Rights Plan"), may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. Such provisions also may adversely affect prevailing market prices for the Common Stock.

Certain of such provisions allow the Company's Board of Directors to issue, without additional stockholder approval, preferred stock having rights senior to those of the Common Stock. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed matter. In August 1996, the Company adopted the Rights Plan, pursuant to which holders of the Common Stock received a distribution of rights to purchase additional shares of Common Stock, which rights become exercisable upon the occurrence of certain events.

                           USE OF PROCEEDS

                           The Company will not receive any proceeds from the
sale of the Shares by the Selling Stockholders.

                         SELLING STOCKHOLDERS

                           The following table sets forth the name of each
present Selling Stockholder and the number of shares of Common Stock which each such Selling Stockholder (1) beneficially owned of record as of November 15, 1997 (including shares of Common Stock underlying exercisable options); (2) may acquire pursuant to the exercise of a previously granted option or options under the Company's 1993 Stock Option Plan, 1993 Option Plan, 1995 Stock
Option Plan, 1996 Stock Option Plan and 1997 Stock Option Plan and under certain stock option agreements entered into by the Company and certain of its executive officers and directors
(collectively, the "Plans"), all of which shares may be sold pursuant to this Prospectus; (3) the amount of Common Stock to be beneficially owned by each Selling Stockholder assuming the sale of all shares acquired upon the exercise of such options granted under the Plans; and (4) the percentage of shares to be beneficially owned by each Selling Stockholder after the exercise of the options granted and the sale thereof.


                      Expected to
                      Common Stock   Amount of
                      Pursuant to    Outstanding    Percentage of
                      the Plans      to be          Common Stock
          Shares      and Offered    Beneficially   Beneficially
          Acquire     Pursuant       Owned After    Owned Upon
        Beneficially  to the         Exercise and   Exercise and
Name      Owned (1)   Prospectus (2) Sales          Sales
----------------------------------------------------------------
Gary N.
Siegler,
Chairman 1,769,557(3)(4)  501,250    1,455,807(3)    21.6%

Wayne. M.
Mertes,
President
and Chief
Executive
Officer
and
Director   516,407(5)     317,500        293,907      4.5%

Kenneth W.
Ashley,
Chief
Financial
Officer     48,355(6)      97,375         11,522        *

Neil H.
Koffler,
Director    60,028(7)      68,750          3,778        *

Gary L.
Fuhrman,
Director   279,566(8)     127,000        165,066      2.6%

Robert B.
Lee,
Director   407,441(9)     115,000        357,441      5.6%

Stephen M.
Davis,
Director   24,500(10)      33,250          3,750        *

Peter M.
Collery  1,233,083(3)(11)  82,500    1,150,583(3)    18.4%

------------------------
*     Less than one percent

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

(2) Shares shown in this column represent shares underlying both vested and unvested stock options granted to the individuals listed in the table.

(3) Messrs. Siegler and Collery, due to their ownership of Siegler Collery and other affiliates which own an aggregate of 1,125,083 shares of Common Stock, are deemed to beneficially own all of the shares of Common Stock owned of record by all such entities.

(4) Includes 313,750 shares underlying outstanding options which are exercisable immediately or within 60 days.

(5) Includes 222,500 shares underlying outstanding options which are exercisable immediately or within 60 days.

(6) Includes 36,833 shares underlying outstanding options which are exercisable immediately or within 60 days.

(7) Includes 56,250 shares underlying outstanding options which are exercisable immediately or within 60 days.

(8) Includes 114,500 shares underlying outstanding options which are exercisable immediately or within 60 days.

(9) Includes 50,000 shares underlying outstanding options which are exercisable immediately or within 60 days.

(10) Includes 20,750 shares underlying outstanding options which are exercisable immediately or within 60 days.

(11) Includes 82,500 shares underlying outstanding options which are exercisable immediately or within 60 days.

                    PLAN OF DISTRIBUTION

                           The Selling Stockholders may sell some or all of the
Shares in transactions involving broker/dealers, who may act as agent or acquire the Shares as principal. Any broker/dealer participating in such transactions as agent may receive a commission from the Selling Stockholders (and, if they act as agent for the purchaser of such Shares, from such purchaser).
Usual and customary brokerage fees will be paid by the Selling
Stockholders.  Broker/dealers may agree with the Selling
Stockholders to sell a specified number of Shares at a stipulated price per Share and, to the extent such broker/dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the respective broker/dealers commitment to the Selling
Stockholders. Broker/dealers who acquire Shares as principals may thereafter resell such Shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker/dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection which such resales may pay to or receive commissions from the purchasers of such Shares. The
Selling Stockholders also may sell some or all of the Shares directly to purchasers without the assistance of any broker/dealer.

                           The Company is bearing all costs relating to the
registration of the Shares, provided that, any commissions or other fees payable to broker/dealers in connection with any sale of the Shares will be borne by the Selling Stockholders or other party selling such Shares.

                           The Selling Stockholders must comply with the
requirements of the Act and the Exchange Act and the rules and regulations thereunder in the offer and sale of the Shares. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the Common Stock, and therefore be deemed to be an underwriter under the Act, it must comply with the rules under the Exchange Act, as amended, and will, among other things:

             (a)not engage in any stabilization activities in connection with the Companys securities;

             (b)furnish each broker/dealer through which Shares may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker/dealer; and

             (c)not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

                DESCRIPTION OF CAPITAL STOCK

                           The authorized capital stock of the Company consists
of 10,000,000 shares of Common Stock, par value $.01 per share, and 5,000 shares of Preferred Stock, par value $.01 per share
("Preferred Stock"). As of November 15, 1997, the Company had outstanding 6,254,133 shares of Common Stock and 4,000 shares of Series A Preferred Stock.

Common Stock

                           The holders of outstanding shares of Common Stock are
entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may, from time to time, determine. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. The Company's Restated Certificate of Incorporation does not provide for cumulative voting. Therefore, the holders of a majority of the Company's Common Stock could elect all of the Company's directors. The Common Stock is not entitled to preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding Preferred Stock. Each outstanding share of Common Stock is fully paid and nonassessable.

                           Pursuant to the Rights Plan, holders of the Common
Stock received a distribution of one right (the "Rights") to purchase one ten thousandth of a share of Series B Junior
Participating Preferred Stock for each share of Common Stock owned. The Rights will generally become exercisable ten days after a person or group acquires 15% of the Company's outstanding voting securities or ten business days after a person or group commences or announces an intention to commence a tender or exchange offer that could result in the acquisition of 15% of any such securities. Ten days after a person acquires 15% or more of the Company's outstanding voting securities (unless this time period is extended by the Company's Board of Directors) each Right would, subject to certain adjustments and alternatives, entitle the rightholder to purchase Common Stock of the Company or stock of the acquiring company having a market value of twice the $24.00 exercise price of the Right (except that the acquiring person or group and other related holders would not be able to purchase Common Stock of the Company on these terms). The Rights are nonvoting, expire on 2006 and may be redeemed by the Company at a price of $0.01 per Right at any time prior to the tenth day after an individual or group acquired 15% of the Company's voting stock, unless extended. The purpose of the Rights is to encourage potential acquirors to negotiate with the Company's

Board of Directors prior to attempting a takeover and to give the Company's Board of Directors leverage in negotiating on behalf of the stockholder the terms of any proposed takeover.

Preferred Stock

                           The Company's Restated Certificate of Incorporation
provides that the Company may, without further action by the Company's stockholders, issue up to an aggregate of 5,000 shares of Preferred Stock in one or more series. The Board of Directors is authorized to establish from time to time the number of shares to be included in any such series and to fix the relative rights and preferences of the shares of any such series, including without limitation dividend rights, dividend rate, voting rights, redemption rights and terms, liquidation preferences and sinking fund provisions. The Board of Directors may authorize and issue
Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company.

                           As part of the total of 5,000 shares of authorized
Preferred Stock, the  Company's Restated Certificate of
Incorporation designates 4,000 of such shares as Series A
Preferred Stock (the "Series A Preferred Stock"), all of which were issued in May 1989. The Series A Preferred Stock is not entitled to any dividends and the holders thereof have no voting rights except as otherwise may be provided by law. Upon the liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to receive out of the assets of the Company available for distribution to the stockholders, before any distribution is made to the holders of shares of Common Stock or any other series of Preferred Stock, an amount equal to $.01 per share of Series A Preferred Stock (the
"Series A Liquidation Preference"). The Series A Preferred Stock is redeemable, in whole or in part, at the option of the Company, at any time or from time to time at a redemption price per share equal to the Series A Liquidation Preference. The Company has no present plans to issue any additional shares of Preferred Stock, including additional shares of Series A Preferred Stock.

Transfer Agent

                           The Transfer Agent and registrar for the Common Stock
is Continental Stock Transfer and Trust Company, New York, New
York.

                        LEGAL MATTERS

                           The validity of the Common Stock offered hereby
will be passed upon for the Company by Werbel & Carnelutti, A
Professional Corporation, New York, New York. Members of such firm have a pecuniary interest in 3,750 shares of the Common
Stock and Stephen M. Davis, a member of such firm, is a director of the Company.


                            EXPERTS

                           The consolidated financial statements at December 31,
1996 and 1995 and for the year ended December 31, 1996, the seven months ended December 31, 1995 and the years ended May 31, 1995 and 1994 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Price Waterhouse
LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                   NATIONAL R.V. HOLDINGS, INC.
             REGISTRATION STATEMENT ON FORM S-8/S-3

                           PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

             The following documents filed by the Company with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

(a) The Companys Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

(b) The Companys Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September
     30, 1997;

(c) The Company Proxy Statement dated April 25, 1997 relating to its 1997 Annual Meeting of Stockholders; and

(d) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

             Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers the Company to, and the Certificate of Incorporation of the Company provides that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by any reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             The Company's Certificate of Incorporation provides, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Company and persons serving at the request of the Company in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Company or such other business organizations.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

                           The Company hereby incorporates by reference the
following list of exhibits filed as part of this Registration
Statement.

Exhibit
Number       Document

4.1          1993 Stock Option Plan. (1)

4.2          1993 Option Plan. (2)

4.3          1995 Stock Option Plan. (3)

4.4          1996 Stock Option Plan. (4)

4.5          1997 Stock Option Plan.

4.6 Form of Key Employee Stock Option Agreement between the Company and each of various executive officers of the Company. (5)

4.7 Form of Stock Option Agreement between the Company and each of various directors of the Company. (5)

5.1          Opinion of Werbel & Carnelutti, a Professional
             Corporation.

23.1         Consent of Werbel & Carnelutti (included in Exhibit
             5.1).

23.2         Consent of Price Waterhouse LLP.

24.1 Power of Attorney (Reference is made to the signature page of the Registration Statement).

-------------------
(1)  Incorporated by reference from the Company's Registration
Statement on Form S-1 filed with the Securities and Exchange
Commission on August 16, 1993, as amended (File No. 33-67414).

(2)  Incorporated by reference from the Company's Registration
Statement on Form S-1 filed with the Securities and Exchange
Commission on December 15, 1993 (File No. 33-72954).

(3) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and filed with the Securities and Exchange Commission on March 27, 1996.

(4) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and filed with the Securities and Exchange Commission on March 28, 1997.

(5)  Incorporated by reference from the Company's Registration
Statement on Form S-8 filed with the Securities and Exchange
Commission on July 18, 1996 (File No. 333-08359).

Item 9.  Undertaking.

          The Company hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement including (but not limited to) any addition of a managing underwriter, provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs if contained in periodic reports filed by the Company pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offer herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                        SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Perris, State of California on December 10, 1997.


                                     NATIONAL R.V. HOLDINGS, INC.


                                     By:  /s/ Wayne M. Mertes
                                     --------------------------
                                    Wayne M. Mertes, President and
                                    Chief Executive Officer (Principal
                                    Executive Officer)


                      POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary N. Siegler and Stephen M. Davis, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statements and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on December 10, 1997.

Signature                                   Capacity in Which Signed
----------                                 --------------------------
/s/ Gary N. Siegler                        Chairman of the
-----------------------                    Board of Directors
Gary N. Siegler

/s/ Wayne M. Mertes                  President, Chief Executive
-------------------                  Officer (Principal Executive
Wayne M. Mertes                      Officer) and Director

/s/ Robert B. Lee                    Director
-------------------
Robert B. Lee


/s/ Neil H. Koffler                  Director
--------------------
Neil H. Koffler


/s/ Stephen M. Davis                 Director
--------------------
Stephen M. Davis


/s/ Gary Fuhrman                     Director
--------------------
Gary Fuhrman


/s/ Kenneth W. Ashley                 Treasurer and Chief
---------------------                 Financial Officer
Kenneth W. Ashley                     (Principal Financial
                                      Officer and Accounting
                                      Officer)

108430

<Ex. 4.5>

               NATIONAL R.V. HOLDINGS, INC.
                 1997 STOCK OPTION PLAN

               NATIONAL R.V. HOLDINGS, INC.
                 1997 STOCK OPTION PLAN

               1. Purpose. The purpose of this Plan is to strengthen National R.V. Holdings, Inc. by providing an incentive to its employees, consultants and directors, encouraging them to devote their abilities to the success of the Company. It is intended that this purpose be achieved by extending to employees, consultants and directors of the Company or any subsidiary an added long-term incentive for high levels of performance and exceptional efforts through the grant of options to purchase shares of the Company's common stock under this National R.V.
Holdings, Inc. 1997 Stock Option Plan.

               2.       Definitions.  For purposes of the Plan:

                   2.1. "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

                   2.2.  "Board" means the Board of Directors of the Company.

                   2.3. "Cause" means with respect to an Eligible Employee, including an Eligible Employee who is a director of the Company,
(i) the voluntary termination of employment by such Eligible
Employee, (ii) intentional failure to perform, or habitual neglect of, reasonably assigned duties, (iii) dishonesty or willful misconduct in the performance of an Optionee's duties,
(iv) an Optionee's engaging in a transaction in connection with the performance of such Optionee's duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit to the Optionee, (v) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties, (vi) willful violation of any policy adopted by the Company relating to the performance or behavior of employees or (vii) acts of carelessness or misconduct which have in the reasonable judgment of the Company's Board of Directors, an adverse effect on the Company.

                   2.4. "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

                   2.5. "Code" means the Internal Revenue Code of 1986, as amended.

                   2.6.  "Company" means National R.V. Holdings, Inc.

                   2.7. "Consultant Option" means an Option granted to a consultant pursuant to Section 7.

                   2.8. "Director Option" means an Option granted to a Nonemployee Director pursuant to Section 5.

                   2.9. "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of sixty (60) consecutive days.

                   2.10. "Eligible Employee" means any officer or other employee of the Company or a Subsidiary who is designated by the Board as eligible to receive Options subject to the conditions set forth herein.

                   2.11. "Employee Options" means an Option granted to an Eligible Employee pursuant to Section 6.

                   2.12. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   2.13. "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers
Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

                   2.14. "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Board as an Incentive Stock Option.

                   2.15. "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

                   2.16. "Nonemployee Director" means a director of the Company who is not a full-time employee of the Company or any Subsidiary.

                   2.17. "Option" means an Employee Option, a Director Option, a Consultant Option or any or all of them.

                   2.18. "Optionee" means a person to whom an Option has been granted under the Plan.

                   2.19. "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

                   2.20. "Plan" means the National R.V. Holdings, Inc. 1997 Stock Option Plan.

                   2.21. "Shares" means the common stock, par value $.01 per share, of the Company.

                   2.22. "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

                   2.23. "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

                   2.24. "Ten-Percent Stockholder" means an Eligible Employee or other eligible Plan participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns
(within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

               3.       Administration.

                   3.1. The Plan shall be administered by the Board which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Board shall keep minutes of its meetings. A quorum shall consist of not less than a majority of the Board and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Board shall be as fully effective as if made by a majority vote at a meeting duly called and held. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, fraud or bad faith. The Company hereby agrees to indemnify each member of the Board for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any action or failure to act in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                   3.2. Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time to determine those Optionees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or
Nonqualified Stock Options to be granted to such Optionee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan.

                   3.3. Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time:

                        (a) to construe and interpret the Plan and the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Board in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and all other persons having any interest therein;

                        (b) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                        (c) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

                        (d) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

                   3.4 Notwithstanding anything to the contrary contained herein, the Board may designate a committee which shall have and may exercise all the powers and authority of the Board in administering this Plan. Any action specified herein to be taken by the Board, shall, if a committee is formed to administer the Plan, be satisfied by the action of the committee.

               4.       Stock Subject to Plan.

                   4.1. The maximum number of Shares that may be made the subject of Options granted under the Plan is 600,000 Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 9) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                   4.2. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason, the Shares allocable to the canceled or otherwise terminated
Option or portion thereof may again be the subject of Options granted hereunder.

               5.       Option Grants for Nonemployee Directors.

                   5.1. Authority of Board. Subject to the provisions of the Plan, the Board shall have full and final authority to select those Nonemployee Directors who will receive Director Options, the terms and conditions of which shall be set forth in an Agreement.

                   5.2. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Director Option shall be determined by the Board and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Director Option shall be not less than the Fair Market Value of a Share on the date the Director Option is granted.

                   5.3. Duration. Director Options shall be for a term to be designated by the Board and set forth in the Agreement evidencing the Option.

                   5.4.  Vesting.   Each Director Option shall, commencing
not earlier than the date of its grant, become exercisable in such installments (which need not be equal or may be one installment) and at such times as may be designated by the Board and set forth in the Agreement evidencing the Option. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Director Option expires. The Board may accelerate the exercisability of any Option or portion thereof at any time.

               6.       Option Grants for Eligible Employees.

                   6.1. Authority of Board. Subject to the provisions of the Plan, the Board shall have full and final authority to select those Eligible Employees who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement;
provided, however, that no Eligible Employee shall receive an Incentive Stock Option unless he is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

                   6.2. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Board and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Employee Option shall be (i) except as provided in clause (ii) of this Section 6.2, not less than the Fair Market Value of a Share on the date the Employee
Option is granted; and (ii) with respect to any Incentive Stock
Option granted to a Ten Percent Stockholder, not less than 110% of the Fair Market Value of a Share on the date the Option is granted.

                   6.3. Duration. Employee Options granted hereunder shall be for such term as the Board shall determine, provided that no Employee Option shall be exercisable after the expiration of ten
(10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent
Stockholder). The Board may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                   6.4. Vesting. Each Employee Option shall, commencing not earlier then the date of its grant, become exercisable in such installments (which need not be equal or may be in one installment) and at such times as may be designated by the Board and set forth in the Agreement evidencing the Option. To the extent not otherwise provided by the Board, Employee Options shall be exercisable in three (3) equal installments each equal to one-third of the entire Option granted, the first of which shall become exercisable on the first anniversary of the date of the grant of the Employee Option, the second installment of which shall become exercisable on the second anniversary of the date of grant of the Employee Option, and the final installment of which shall become exercisable on the third anniversary of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Employee Option expires. The Board may accelerate the exercisability of any Option or portion thereof at any time.

               7.       Option Grants for Consultants.

                   7.1. Authority of Board. Subject to the provisions of the Plan, the Board shall have full and final authority to select those consultants to the Company or a Subsidiary who will receive

Consultant Options, the terms and conditions of which shall be set forth in an Agreement. An employee or officer of the Company shall not be deemed a consultant.

                   7.2. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Consultant Option shall be determined by the Board and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Consultant Option shall be not less than the Fair Market Value of a Share on the date the Consultant Option is granted.

                   7.3. Duration. Consultant Options granted hereunder shall be for such term as the Board shall determine, provided that no Consultant Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The
Board may, subsequent to the granting of any Consultant Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                   7.4.  Vesting.   Each Consultant Option shall, commencing
not earlier then the date of its grant, become exercisable in such installments (which need not be equal or may be in one installment) and at such times as may be designated by the Board and set forth in the Agreement evidencing the Option. To the extent not otherwise provided by the Board, Consultant Options shall be exercisable in three (3) equal installments each equal to one-third of the entire Option granted, the first of which shall become exercisable on the first anniversary of the date of grant of the Consultant Options, the second installment of which shall become exercisable on the second anniversary of the date of grant, and the final installment of which shall become exercisable on the third anniversary of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Consultant Option expires. The Board may accelerate the exercisability of any Option or portion thereof at any time.

               8.       Terms and Conditions Applicable to All Options

                   8.1. Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative.
The terms of each Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                   8.2. Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Board in its discretion, by any one or a combination of the following: (i) cash, (ii) transferring Shares to the Company upon such terms and conditions as determined by the Board; or (iii) as otherwise determined by the Board. At the Optionee's request and subject to the consent of the Board, Shares to be acquired upon the exercise of a portion of an Option will be applied automatically to pay the purchase price in connection with the exercise of additional portions of the Option then being exercised. The written notice pursuant to this
Section 8.2 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Board, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                   8.3. Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

                   8.4. Termination of Employment or Services. Unless otherwise provided in the Agreement evidencing the Option, an Option (other than an Option granted to a consultant or a Nonemployee Director) shall terminate upon an Optionee's termination of employment (or similar arrangement) with the Company and its Subsidiaries as follows:

                        (a)              in the event the Optionee's
employment terminates as a result of Disability, the Optionee may at any time within three (3) months after such event exercise the Option or portion thereof that was exercisable on the date of such termination;

                        (b)              if an Optionee's employment
terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised;

                        (c)              if an Optionee's employment
terminates without Cause, the Optionee may at any time within one (1) month after such event exercise the Option or portion thereof that was exercisable on the date of such termination; and

                        (d) if an Optionee dies while an employee of the Company or any Subsidiary or within six (6) months after termination as a result of Disability as described in clause (a) of this Section 8.4, the Option may be exercised at any time within six (6) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

                   Notwithstanding the foregoing, in no event may any Option be exercised by anyone after the expiration of the term of the Option.

                   8.5. Termination of Nonemployee Director Options and Consultant Options. Nonemployee Director Options and Consultant
Options granted to Nonemployee Directors and consultants to the Company or a Subsidiary shall terminate under such circumstances as are provided in the Agreement evidencing the Option, and if not expressly specified, as of the close of business on the last day of the term of the Option, but in no event may such an Option be exercised by anyone after the expiration of the term of the Option.

                   8.6. Modification or Substitution. The Board may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new
Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

               9.       Adjustment Upon Changes in Capitalization.

                   9.1. Subject to Section 10, in the event of a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to the maximum number or class of Shares or other stock or securities with respect to which

Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

                   9.2. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options
(including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by
Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                   9.3. If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.


               10.                       Effect of Certain Transactions.

                   In the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a
"Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. In the event that, after a Transaction, there occurs any change of a type described in Section 2.4 hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 9 hereof shall be made by the Board.

               11.        Termination and Amendment of the Program.

                   11.1. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate or amend the Plan at any time and from time to time; provided, however, that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months after the date of adoption of such amendment.

                   11.2. Except as provided in Sections 9 and 10 hereof, rights and obligations under any Option granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Optionee, nor shall any amendment or termination deprive any Optionee of any Shares which he may have acquired through or as a result of the Plan.

               12. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

               13.Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                   (i) give any person any right to be granted an Option other than at the sole discretion of the Board;

                   (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                   (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

                   (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

               14.      Regulations and Other Approvals; Governing Law.

                   14.1. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

                   14.2. The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

                   14.3. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                   14.4. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted
Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                   14.5. Each Option is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions, or as otherwise determined to be acceptable to the Board.

                   14.6. Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said act or pursuant to a exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

               15.                       Miscellaneous.

                   15.1. Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Board may also grant more than one Option to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more
Options previously granted to that Eligible Employee.

                   15.2. Withholding of Taxes. (a) The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld
(the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election
(the "Tax Election"), which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under
Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window
Period") and (C) the Tax Election is made during the Window
Period in which the Option is exercised or prior to such Window
Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Option is exercised and (B) the Tax election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Board may, by the adoption of rules or otherwise,
(i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Board determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

                        (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding
Taxes.

                   15.3. Designation of Beneficiary. Each Optionee may designate a person or persons to receive in the event of his or her death, any Option or any amount payable pursuant thereto, to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary.

               16. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.

<Ex 5.1>

                                               December 10, 1997

National R.V. Holdings, Inc.
3411 N. Perris Blvd.
Perris, California 92571


          Re:           Registration Statement on Form S-8/S-3
                        National R.V. Holdings, Inc.

Gentlemen:

          We have acted as counsel to National R.V. Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8/S-3 of the Company (the
"Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,857,750 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common
Stock"), reserved for issuance under certain of the Company's stock option plans (the "Plans") and certain stock option agreements entered into by the Company and certain of its executive officers and directors (the "Agreements").

          We have examined the proceedings taken by you in connection with the sale and issuance of the Shares of Common Stock of the Company under the Plans and the Agreements. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied on the representations of executive officers and other representatives of the Company.

          It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans and pursuant to the Agreements, the Shares will be legally and validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person without our prior written consent.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.


                                                Very truly yours,


                                                WERBEL & CARNELUTTI
                                                A Professional Corporation




                                                By:  /s/ Werbel & Carnelutti
                                              -----------------------------

<Ex 23.2>


               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of our report dated February 13, 1997, which appears on page F-1 of the National R.V. Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Los Angeles, California
December 9, 1997

<corresp>







                                                      December 10, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attention: Filing Desk


               Re: National R.V. Holdings, Inc. (the " Company")
                      Registration Statement on Form S-8/S-3


Dear Ladies and Gentlemen:

               Accompanying this letter for filing pursuant to the Securities Act of 1933, as amended, is a conformed copy of the above-captioned Registration Statement on Form S-8/S-3 filed on behalf of the Company. Manually executed signature pages have been executed prior to the time of this electronic filing. The filing fee of $16,889 is being transmitted by wire transfer to the Commission's account at Mellon Bank.

               If we can respond to any comments or questions, please do not hesitate to contact the undersigned collect, at (212) 832-
8300.

                                    Sincerely,


                                   /s/ Peter DiIorio
                                 ----------------------
                                   Peter DiIorio

Enclosure

cc:  Mr. Kenneth W. Ashley


108430